Exhibit 10(c)
AMENDMENT NUMBER SEVEN
TO THE
HARRIS CORPORATION RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
     WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
     WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
     WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the merger of the Crucial Security, Inc. 401(k) Plan with and into the Plan; and
     WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.
     NOW, THEREFORE, BE IT RESOLVED, that Schedule A to the Plan — “Special Rules Applying to Transfer Contributions and Transferred Employees” hereby is amended to add the following new Section 5 thereto, effective August 28, 2009:
     5. Crucial Security, Inc. 401(k) Plan
     Crucial Security, Inc. (“Crucial”) maintains the Crucial Security, Inc. 401(k) Plan (the “Crucial Plan”), which plan was frozen as to new participants and new contributions effective April 15, 2009. Effective April 16, 2009, Crucial became an Employer under this Plan. The Crucial Plan shall be merged with and into this Plan effective August 28, 2009.
     APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 6th day of August, 2009.

/s/ Ronald A. Wyse
Ronald A. Wyse, Chairman